Cane Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague	Scott P. Doney	Facsimile: 702-944-7100
Christopher T. Clark		Email: jlaxague@caneclark.com

April 12, 2011

Sunvalley Solar, Inc.

398 Lemon Creek Dr.

Walnut, CA 91789

Dear Sirs:

       We have acted as counsel to Sunvalley Solar, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the sale by the selling security holder referred to in the Registration Statement of up to 106,666,663 shares of the Company’s common stock, par value $0.001 per (collectively, the “Shares”) The selling security holder referred to in the Registration Statement is an underwriter in connection with the resale of the Shares under the Drawdown Equity Financing Agreement dated December 31, 2010.

        In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, as amended through the date hereof, resolutions of the Company’s Board of Directors, the Drawdown Equity Financing Agreement dated December 31, 2010, and such other documents and corporate records relating to the Company and the issuance of the Shares as we have deemed appropriate. In all cases, we have assumed the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy and completeness of all records and other information made available to us by the Company. We express no opinion concerning the law of any jurisdiction other than the State of Nevada.

        On the basis of the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and, and when sold pursuant to the terms of described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of Nevada.

        We hereby consent to the reference to our firm under the caption “Named Experts and Counsel” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. We do not admit that we are an expert within the meaning of Section 7 of the Securities Act. Of 1933.

Very truly yours,

/s/ Joe Laxague

Joe Laxague, Esq.